EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST AND ASHFORD HOSPITALITY PRIME

FOURTH QUARTER CONFERENCE CALL

February 27, 2015, 11:00 AM ET
Chairperson: Monty Bennett (Mgmt.)

Participant 1:
Hey, good morning guys. Nice RevPAR this quarter. I’m sure Jeremy was running through the halls when those numbers came in. Quick question, I guess the couple for you. First of all, can you give us, and I apologize if I missed this, can you give any update on the Philadelphia sale for Ashford Prime? Can you also - if you can talk to us a little bit about the Highland refinancing?

My understanding is you guys are out in the market looking for CMBS debt for the Highland portfolio. Obviously, you're not going to give us any information in terms of how things are coming out, but just give us an idea what we should expect, whether you're going to take out excess proceeds, or you're going to try to unencumber some assets. Things along those lines would be helpful in terms of how we model that?

And then the third thing, was can you talk a little bit about Ashford Inc. and the structure for how Select is going to progress? Whether it’s going to be, it sounds like it’s going to be private capital that you are being raised. How much of that’s been raised thus far? When you expect to finish raising that capital? How big you want it to be? And you know what type of structure and then how the fee structure to Ashford Inc. might unfold? I know it’s a lot, but hopefully that will take a few minutes. Thanks.

Monty Bennett:
All right. Thanks Ryan. This is Monty and I appreciate the kind words on RevPAR. Jeremy and his crew and the team over at Remington had really worked their tails off in the past year and a half with all these revenue initiatives we've been mentioning and they're producing fantastic results. So, we're very proud of those.

Regarding Courtyard Philly, we're still marketing it more sale. It’s still out in the marketplace. It’s going along. Although with the Ashford Select initiative, we are kind of looking at it and just keep it in the back of our minds whether it would be an appropriate asset for Ashford Select or not, as an alternative. So, that’s currently in our minds, but no decision has been made regardless which way.

For Highland, we are in the process of closing a transaction and buying out our partner and in refinancing the portfolio, simultaneously. It is a use of cash to buy out our partners. The financing itself will produce proceeds. It’s just how much of those proceeds - will those proceeds be enough to pay for, you know some or all or more than all of the purchase price to our partners.

And, we should have some details on that to you soon. I know you'd like some more details, but we should be wrapping that up in the not too distant future, and that way we should be able to give you all the details that you're looking at. But we’re in the throes of trying to get that closed here in the pretty near future.

Regarding Ashford Select, unfortunately, we're just prevented from - securities laws from commenting very much on that. That’s just something that we can’t talk about in a broad audience. So we wish we could give you more details on it, but we just can’t at this point in time. But as soon as we can, please know that we absolutely will because we know how important it is for your guys to do your models both for Ashford Trust and Ashford Inc.

Participant 1:
All right, I understand that. And then, so in terms of timing for Select and the transactions out of trust and Select and a decision on Philadelphia for Ashford Select, are we - is 2Q a reasonable expectation for when those transactions could occur?

Monty Bennett:	Yes, I think so. I think Q2 is reasonable. Of course never know, but I'd say that, that’s pretty reasonable.

Participant 1:	Sure, and then with regards to the Highland refi, I appreciate some of that color. Are you planning to unencumber a few of the assets and would they be assets that Prime has a ROFO on?

Monty Bennett:
Not necessarily. What we’re trying to do is make sure that we've got plenty of abilities to release assets. So, you know in a way the same thing right, flexibility, because we do want to have the flexibility to have assets go into Prime and or into Select, you know as that gets formed. So we are definitely working to include that kind of flexibility.

Participant 1:	Great. Well that’s it for me for now. Thanks a lot and great quarter.

Monty Bennett:	Thanks, Ryan. Appreciate it.

Participant 2:
Good morning. I wanted to ask a couple of follow-ups on some of the things that Ryan talked about and I won’t beat the dead horse about Select, although that’s clearly an interest. Just in terms of the strategy for the Highland refinancing, are you looking at one big CMBS package or are you looking to split that up and finance a number of assets differently, separately?

Deric Eubanks:
David, its Deric. Three of the assets in the portfolio have existing fixed rate debt on them. So, we are not looking refinance those. The remaining assets, we're looking to finance and it’ll probably be a big pool, but as Monty mentioned, we're seeking a lot of flexibility in terms of our ability to move some assets around. So, you know again, we hope to have some more information for you here pretty soon.

Participant 2:
Great, thank you, Deric. And Monty I heard you on the Philly sale process for Prime and particularly the potential that that could be interesting for Select. But I wonder if you could just talk more broadly, from the Prime perspective, the results of that hotel were spectacular this past quarter. You're still running off of the renovation benefit there. How do you evaluate time versus the interest in getting that property sold? And, do you think there's additional value to be had by waiting to sell it given the ramp or do you think that buyers are likely to pay for that anyway in the near-term?

Monty Bennett:
David, well you hit right on it. And, you know, as we went to market the asset, trailing numbers are something that buyers are much, much more willing to pay for than, you know hopefully, anticipated future numbers, no matter how positive that might look. And, here in the fourth quarter we saw it just being - shaping up as a fantastic quarter for that asset. And, when you start a marketing process, many times you have to use numbers that are few months old for a number of reasons.

And so, we wanted to make sure that that value creation in the years to the full benefit of Ashford Prime. And so, that's why we aren’t in a dead rush to go market it and to sell it, although that our process. We want to make sure we're getting full value. So, the point you bring up is exactly why we're still marketing it, but we just want to see how everything works out because we do want full value for those Prime shareholders.

Participant 2:
Great. And Monty, could you also give us a view on your thoughts of markets that have energy exposure, like Houston or other parts of Texas, Denver, other markets. What do you think about the outlook for those and how does it impact your acquisition efforts?

Monty Bennett:
Sure, we're - you know, we’re just gun shy about those markets. Doug and I grew up in Houston in the 70s and the 80s and so we saw the great run-ups and the great run-downs. And, while the chatter is that the markets are much more diversified now and in some cases they are, we just don't see the need to take risks in markets that have question marks on them, when there's so many other markets and assets selling for pretty attractive prices.

So, as we look to buy assets, we're going to generally be a (string) away from Texas and Colorado and any other markets, although many times when you chase portfolios, there is a few assets in these markets and that’s fine. We're not completely red lining them, but we do have a very strong cautious stance towards them for the reasons that I shared. We've been beat up once before. We don't need it again. So, we're going to be careful.

As far as our existing assets in Houston, we're seeing some softening. The business on the books is not as strong as it was at this time last year. So, it just has a question mark on it. So, we're just being - we’re just being careful.

Participant 2:	And then finally, can you just talk a little bit more about your acquisition pipeline? How optimistic are you that you'll be able to find acquisitions for Trust, for Select, for anything?

Monty Bennett:
We're pretty optimistic. You know, a number of years ago in 2009/2010, it was a great time to buy assets, but no one will sell, because everyone knows that it's a low time in the industry. And that's why, as you know, we went and bought back so much of our stock because that was the best opportunity at the time.

Right now, it's interesting because values have come back and they've come back strongly and sellers can sell assets at decent profits from whenever they might have bought it or built it and therefore can making some money. But we're pretty optimistic for the next number of years and the industry, which some people are and some people aren't. Well that gives us a great dynamic, where you do have sellers in the marketplace selling, and so volumes of assets are rising and are very, very strong.

Yet it's not, in our opinion, close to the peak of the market and therefore the wrong time to buy. So, we see products available for all platforms and we're out aggressively looking at products and underwriting them. Doug, do you want to comment?

Douglas Kessler:
If I could add just one thing. With the platforms that we have Prime, Trust and soon Select, we're seeing portfolios in the market that often times have mixed assets, full-service and select-service or higher RevPAR and more middle of the road RevPAR assets. We believe that our Ashford Group of companies gives us a competitive advantage. Sellers typically like to sell to one group rather than to engage in multiple groups that attempt to cherry pick. And there already are a couple of those opportunities like that in the market where the competitive landscape is significantly reduced and we're obviously one of the groups that's participating.

Participant 2:	That’s very helpful Doug. I was actually going to ask about that competition, so thank you. Thank you all, that’s all I have. Very helpful.

Participant 3:
Hey, good morning guys. Just want to ask on the Courtyard Philly, when you do - assuming you do sell it, thoughts on use of proceeds there? I think you have about $40 million of debt and you know some $11 million of EBITDA last year. Your price will be well in excess of that. So, just thoughts on what you might do with the proceeds?

Monty Bennett:
Sure. We're out in the marketplace mining for opportunities for Prime and we think there's some great opportunities, you know for Prime. So, we're going to keep looking for good quality high-end assets to buy. So, there's a chance to recycle the capital out of lower RevPAR assets and to reinvest it into assets that are more inline with Prime’s strategy.

Participant 3:	Okay and would that - is that going to part of a 1031? Is that the idea?

Monty Bennett:
If we can and if it’s helpful. We absolutely want to take advantage of that when and where we can. It depends upon a number of factors, as you know. I'm sure you are familiar with all the regs around it.

Participant 3:
Yes, sure. And then, just you know as we think about - you touched on it on the last question. So I don’t want to spend too much time on it, but I mean as we think about Trust, and you have clear criteria for Prime and you have clear criteria for Select. Do you think there are opportunities out there for Trust to still acquire? Obviously, you did a few things in the fourth quarter and early this year, but you know, is it a fairly wide band still or are the criteria making it more narrow and difficult for Trust to find things that might fit?

Monty Bennett:
Good question and just to be clear, we have very clear criteria for Prime and for Select. But that also gives very clear criteria for Trust because that means it’s everything else that doesn’t fit in those other two clear criteria. So, the criteria for Trust is very clear and we do see opportunities. We just closed on the Lakeway in Austin acquisition, we just closed on the on the Marriott in Memphis acquisition, and we're looking at an opportunity right now that's a full-service asset and looking at few others. So, there's no question. There's plenty, plenty of hotels in the United States that are full-service that are below twice the national average.

Douglas Kessler:
And, I think just one thing to add to it, is that the race to RevPAR has been exhibited by many of our REIT peers. We've created that dynamic by separating out platforms to address opportunities across all RevPAR segments. With respect to Ashford Trust, we believe that this focused strategy actually reduces some of the competition because when we look at some of the opportunities such as that property in Memphis, I don’t believe that there were very many REIT peers that were bidding on it, and yet, we feel like we bought it at a very attractive cap rate for the RevPAR that it delivers with the potential upside opportunity by bringing in our affiliated manager, Remington.

So, we continue to see many opportunities, less competition and arguably more value-add opportunities given that many of these types of assets are run by regional or local managers that don’t necessarily have the same competitive advantages that we bring at the table given our scale and operational knowhow. So, all three platforms have a good pipeline of opportunities, right now.

Participant 3:	Okay, very good. Thanks.

Participant 4:
Thank you very much. Actually, it's ((inaudible)) for Robin. Just two quick questions. Good flow-through in the quarter. Could you give us some color what’s driving Management fees to be down year-over-year? And then on the transaction market, at this point in the cycle there are not that many distressed hotels remaining in the U.S. Do you expect to be a net buyer this year? Thank you.

Monty Bennett:	We do expect to be a net buyer. Doug, if you want to hit the transaction and then Jeremy, you can talk about the first question.

Douglas Kessler:
Sure, we view that we're at a point in the cycle where there’s still plenty of runway. And, we also view that with the performance of the assets, given where we are with respect to the relative contribution of occupancy and ADR to RevPAR growth, clearly ADR is contributing more to the growth because we're really running at peak occupancy as an industry. And obviously, that ADR growth drops to the bottom-line with greater profitability.

So, we view this to be and you can look at the RevPAR performance out of our assets which has been exceptional, not necessarily the best time to sell. While we have been a net buyer, we've clearly sold onesies and twosies such as the Mobile property and we continue to evaluate the sale the Philly Courtyard, but you can see our discipline in evaluating that sale given the strength of the RevPAR growth performance that it had. So, we will be strategic and very, very selective sellers at this phase of the cycle.

We prefer to capitalize on what we see to be the net growth opportunities for the industry overall, continue to implement our value-add asset management strategies which have been clearly demonstrated this quarter, and be disciplined in how and what we buy allocating capital to the appropriate risk adjusted returns in each one of these platforms. Jeremy?

Jeremy Welter:	Yes, can you give me a little bit more clarity on your question on management fees? Because at least for Trust, they’re right in line with what they were in the prior quarter.

Participant 4:	I’m just looking at the consolidated $7.5 million versus $8.4 million, last year.

Jeremy Welter:	Okay. Okay. I see what you’re looking at. Okay, so last year we had some of the Prime assets consolidated.

Participant 4:	Okay.

Jeremy Welter:	And, I think what you’re looking at is maybe a consolidated that includes some incentive fees. So, not just base management fees. And incentive fees clearly are up in the portfolio.

Participant 4:	Okay. Okay, I guess that’s exactly what I’m looking for. Could you guys give some color on how much?

Jeremy Welter:	For incentive fees?

Participant 4:	Yes.

Jeremy Welter:	They comprise - as a percentage of revenue, all the increases that you see in the management fees are comprised of incentive fees.

Participant 4:	Great, thank you.

END